Exhibit 5.1

Proskauer Rose LLP Eleven Times Square New York, NY 10036-8299

February 8, 2022

Clean Earth Acquisitions Corp.

12600 Hill Country Blvd, Building R, Suite 275

Bee Cave, Texas 78738

Ladies and Gentlemen:

We have acted as counsel to Clean Earth Acquisitions Corp., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-1, File No. 333-261201 (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the offer and sale by the Company of (a) 20,000,000 units (the “Firm Units”) of the Company, each such unit consisting of one share of Class A common stock of the Company, par value $0.0001 per share (“Common Stock”), one right (a “Right”) to purchase one-tenth of one share of Class A common stock of the Company, and one-half of one warrant of the Company (each whole warrant, a “Warrant,” each Warrant entitling the holder thereof to purchase one share of Common Stock as specified in the Registration Statement), (b) up to an additional 3,000,000 units that the underwriters will have a right to purchase from the Company to cover over-allotments (the “Option Units” and, together with the Firm Units, the “Units”) and (c) all shares of Common Stock, all Rights, and all Warrants issued as part of the Units as specified in the Registration Statement.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the form of Second Amended and Restated Certificate of Incorporation of the Company that is filed as Exhibit 3.3 to the Registration Statement; (ii) the Bylaws of the Company that is filed as Exhibit 3.4 to the Registration Statement; (iii) the Registration Statement; (iv) the form of the underwriting agreement proposed to be entered into between the Company and the underwriters named therein (the “Underwriting Agreement”) that is filed as Exhibit 1.1 to the Registration Statement; (v) the Specimen Unit Certificate that is filed as Exhibit 4.1 to the Registration Statement; (vi) the Specimen Class A Common Stock Certificate that is filed as Exhibit 4.2 to the Registration Statement; (vii) the Specimen Warrant Certificate that is filed as Exhibit 4.3 to the Registration Statement; (viii) the form of warrant agreement proposed to be entered into by and between the Company and American Stock Transfer & Trust Company, LLC, as warrant agent (the “Warrant Agent,” and such agreement, the “Warrant Agreement”), that is filed as Exhibit 4.5 to the Registration Statement; (ix) the Specimen Right Certificate that is filed as Exhibit 4.4 to the Registration Statement; (x) the form of rights agreement proposed to be entered into by and between the Company and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent,” and such agreement, the “Rights Agreement”), that is filed as Exhibit 4.6 to the Registration Statement; and (xi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

February 8, 2022

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. In addition, we have assumed that (i) upon sale and delivery of the Units, the Common Stock, the Rights and the Warrants, the certificates representing such Units, Common Stock, Rights and Warrants will conform to the specimens thereof filed as exhibits to the Registration Statement and will have been duly countersigned by the transfer agent and duly registered by the registrar or, if uncertificated, valid book-entry notations for the issuance of the Units, Common Stock, Rights and Warrants will have been duly made in the register of the Company; (ii) at the time of execution, countersigning, issuance and delivery of the Rights, the Rights Agreement will be a valid and binding obligation of the Rights Agent, enforceable against the Rights Agent in accordance with its terms; and (iii) at the time of execution, countersigning, issuance and delivery of the Warrants, the Warrant Agreement will be a valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms. As to all questions of fact material to this opinion, we have relied upon certificates or comparable documents of officers and representatives of the Company. We have further assumed that each of the documents identified in clauses (i) through (x) of the preceding paragraph will be entered into, adopted or filed as appropriate.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. The Units, when delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, and assuming the due authorization, execution and delivery thereof by American Stock Transfer & Trust Company, LLC, as transfer agent, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

2. The Common Stock included in the Units, when the Units are delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

3. The Rights included in the Units, when the Units are delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, and assuming the due authorization, execution and delivery of such Rights by the Rights Agent, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

February 8, 2022

4. When the Rights have been duly executed by the Company and duly countersigned by the Rights Agent in accordance with the terms of the Rights Agreement, the Common Stock issuable upon exercise of such Rights will be validly issued, fully paid and non-assessable.

5. The Warrants included in the Units, when the Units are delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, and assuming the due authorization, execution and delivery of such Warrants by the Warrant Agent, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

6. When the Warrants have been duly executed by the Company and duly countersigned by the Warrant Agent in accordance with the terms of the Warrant Agreement, the Common Stock issuable upon exercise of such Warrants will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the State of New York and the Delaware General Corporation Law and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Proskauer Rose LLP